SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

DELTA APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900
September 24, 2007
To Our Shareholders:
On behalf of the Board of Directors, Delta Apparel, Inc. invites you to attend the 2007 Annual Meeting of shareholders of Delta Apparel, Inc. on Thursday, November 8, 2007. The Annual Meeting will be held at the corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia. The Annual Meeting will begin at 10:00 a.m. local time.
The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of the close of business on September 14, 2007, you will find enclosed a proxy card and an envelope in which to return the card. Your vote is very important. Whether or not you attend the meeting, please complete, sign, date and return your enclosed proxy card at your earliest convenience. This will ensure representation of your common shares at the Annual Meeting if you are unable to attend.
We appreciate your continued support of Delta Apparel, Inc.
Sincerely,
President and Chief Executive Officer

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Delta Apparel, Inc., a Georgia corporation, will be held on Thursday, November 8, 2007, at 10:00 a.m. local time at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.	To elect eight Directors to hold office until the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified;

2.	To re-approve the Company’s Short-Term Incentive Compensation Plan;

3.	To approve an amendment to the Company’s articles of incorporation to provide for majority voting for Directors in uncontested elections;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008; and

5.	To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
          Only shareholders of record at the close of business on September 14, 2007, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.
          All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Martha M. Watson
Secretary
September 24, 2007
Duluth, Georgia

PROXY STATEMENT
GENERAL INFORMATION
General
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Delta Apparel, Inc., a Georgia corporation, of proxies for the annual meeting of shareholders to be held on November 8, 2007, at 10:00 a.m. local time. The annual meeting will be held at our corporate offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. This proxy statement, form of proxy, and accompanying materials shall be first mailed on or about Friday, September 24, 2007, to all shareholders entitled to notice of, and to vote at, the annual meeting. We will refer to Delta Apparel, Inc. in this proxy statement as either “Delta Apparel” or the “company” or as “we” or “us” or words of similar effect.
     All materials filed by us with the Securities and Exchange Commission can be obtained through the SEC’s web site at www.sec.gov or through our web site at www.deltaapparelinc.com.
Purpose of the Annual Meeting
     At our annual meeting, holders of our common stock will be asked:
1.	To elect eight Directors to hold office until the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified;

2.	To re-approve the Company’s Short-Term Incentive Compensation Plan;

3.	To approve an amendment to the Company’s articles of incorporation to provide for majority voting for Directors in uncontested elections;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2008; and

5.	To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
     Members of the company’s management team will be present at the meeting to respond to appropriate questions from shareholders.
Record Date and Share Ownership
     The record date for the meeting is Friday, September 14, 2007. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting and any adjournment or postponement thereof. As of that date, there were 8,496,749 shares of our common stock, $0.01 par value, outstanding. Each share is entitled to one vote on all matters before the meeting.
Voting
     Only shareholders of record on the record date will be entitled to vote at the annual meeting. If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. When a properly completed proxy is returned to the address indicated on the enclosed proxy card, it will be voted as directed by the shareholder on the proxy. Shareholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted “FOR” the election to the Board of Directors of the nominees described herein, “FOR” the approval of the Company’s Short-Term Incentive Compensation Plan, “FOR” the approval of an amendment to the Company’s articles of incorporation to provide for majority voting for Directors in uncontested elections, “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the company for fiscal year 2008, and in the discretion of the proxy holders as to all other matters that may properly come before the annual meeting or any adjournment or adjournments thereof.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares are held in the shareholder’s name, the proxy may be revoked by (i) sending written notice of revocation to our Secretary, Martha M. Watson, (ii) executing and delivering to our Secretary a proxy bearing a later date, or (iii) attending the annual meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Martha M. Watson, Secretary. If you are a beneficial owner of shares held in “street name” by your broker, you should follow the directions provided by your broker regarding how to revoke the proxy.
Quorum and Voting Requirement
     The presence, either in person or by proxy, of the holders of two-thirds of the outstanding shares of common stock at September 14, 2007 is necessary to constitute a quorum at the annual meeting. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the eight nominees receiving the highest number of votes cast will be elected as Directors. Shareholders do not have the right to cumulate their votes with respect to the election of Directors. Approval of the Company’s Short-Term Incentive Compensation Plan will require that the number of votes cast for exceeds the number of votes cast against the issue at the annual meeting. Approval of an amendment to the Company’s articles of incorporation to provide for majority voting for Directors in uncontested elections will require the affirmative vote of holders of a majority of the shares. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm will require that the number of votes cast for exceeds the number of votes cast against the issue at the annual meeting. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the election of Directors, approval of the Company’s Short-Term Incentive Compensation Plan, or the ratification of the appointment of Ernst & Young as independent registered public accounting firm. Abstentions and broker non-votes will have the effect of votes against the amendment to the Company’s articles of incorporation.
Solicitation of Proxies
     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our Directors, officers and other regular employees may solicit proxies by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and we will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. We have engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,125 plus reasonable out-of-pocket expenses.

Proposals of Security Holders
     Any shareholder who desires to present a proposal at the 2008 Annual Meeting of Shareholders for inclusion in our proxy statement and form of proxy relating to that meeting must submit such proposal to us at our principal executive offices on or before May 27, 2008. Pursuant to the requirements of our bylaws, if a shareholder desires to present a proposal at the 2008 Annual Meeting of Shareholders that will not be included in our proxy statement and form of proxy relating to that meeting, such proposal must be submitted to us at our principal executive offices no later than July 11, 2008 for the proposal to be considered timely.
Annual Report to Shareholders
     A copy of our 2007 Annual Report to Shareholders is being furnished with this Proxy Statement to each shareholder of record as of the record date. The 2007 Annual Report contains our fiscal year 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules but excluding exhibits. We will provide without charge to any shareholder of record as of September 14, 2007, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal year 2007 Annual Report and all exhibits to our fiscal year 2007 Annual Report on Form 10-K. Any such request should be directed to Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Attention: Deborah H. Merrill, Chief Financial Officer. Although the 2007 Annual Report is being distributed with this proxy statement, it is not incorporated by reference into this proxy statement.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
     Our Board of Directors has the professional experience, expertise and commitment to effectively oversee management’s performance and act in the long-term best interests of shareholders. The Board of Directors is committed to maintaining the highest standards of corporate governance.
Code of Ethics
     Our Board of Directors maintains a code of business conduct and ethics known as the Ethics Policy Statement that applies to all of our salaried employees, officers and Directors, including but not limited to our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). The Ethics Policy Statement is available on our web site at www.deltaapparelinc.com. Any amendments or waivers to provisions applicable to our Chief Executive Officer or our Chief Financial Officer will be posted on our web site.
Director Independence
     Our Board of Directors evaluates the independence of each Director in accordance with applicable laws and regulations and the listing standards of the American Stock Exchange. Generally, an “independent director” is a director who is not also an officer or employee of the company or any parent or subsidiary of the company. In addition, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. Our Board of Directors has reviewed the relationships between each member of the Board and the company. Based on its review, our Board of Directors has determined that with the exception of Robert W. Humphreys, President and Chief Executive Officer, each of our current Directors is “independent” as required by applicable laws and within the independence standards set forth in the AMEX Listed Company Guide at this time.
Communicating with the Board of Directors
     It is the policy of our Board of Directors to encourage all forms of information to be provided to the Board of Directors and/or its members by our shareholders. All such communications should be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of our Secretary, Martha M. Watson, at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097 or via fax to 864-232-5199 or by email to martha.watson@deltaapparel.com. Such communications will be reviewed by our Secretary, who will remove communications relating to solicitations, junk mail, or other correspondence relating to customer service concerns. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.
Meetings of the Board
     Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2007, our Board of Directors met eight times, consisting of five regularly scheduled meetings and three special meetings. In addition, the independent Directors meet regularly in private sessions without any members of management present. Each of the Directors attended over 90% of the meetings of the Board and the committees to which the Director was assigned. In addition to Board meetings, our Directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the Directors. Our Board has unrestricted access to management at all times.

Directors standing for election are expected to attend the Annual Meeting of Shareholders. All eight Directors then in office and those who were standing for election attended our 2006 Annual Meeting of Shareholders.
Board Committees
     Our Board of Directors has an audit committee, a compensation committee, a compensation grants committee and a corporate governance committee (which is our nominating committee). In 2008, our compensation grants committee duties will be undertaken by the compensation committee and the compensation grants committee will be eliminated. Each committee’s activities are governed by a written committee charter. A copy of the committee charters is available through our web site at www.deltaapparelinc.com, or by sending your request in writing to our Secretary, Martha M. Watson, at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097.
     All members of these committees are independent. Annually, our Board designates the members of these committees. The committee members for 2007 were as follows:

Audit	Compensation	Compensation Grants	Corporate Governance
Dr. Max Lennon, Chairperson	William F. Garrett, Chairperson	David T. Peterson, Chairperson	E. Erwin Maddrey, II, Chairperson
David S. Fraser	Dr. Max Lennon	William F. Garrett	Dr. Max Lennon
Philip J. Mazzilli, Jr.	E. Erwin Maddrey, II		Buck A. Mickel
Buck A. Mickel
David T. Peterson
     The committee members for 2008 are as follows:

Audit	Compensation	Corporate Governance
Dr. Max Lennon, Chairperson	William F. Garrett, Chairperson	E. Erwin Maddrey, II, Chairperson
David S. Fraser	Dr. Max Lennon	Dr. Elizabeth J. Gatewood
Dr. Elizabeth J. Gatewood	E. Erwin Maddrey, II	Buck A. Mickel
David T. Peterson	Buck A. Mickel
David T. Peterson
Audit Committee
     Our audit committee serves as an independent and objective party to oversee the financial and reporting processes of our company, the audits of the financial statements of our company and our company’s internal control system. Our audit committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the independent registered public accounting firm, or “outside auditors”, engaged to audit our financial statements and perform other audit, review, or attest services for our company, determines the compensation and other terms of engagement of our outside auditors, and oversees their work. The outside auditors report directly to our audit committee. Our audit committee also oversees the internal audit function of our company. In addition, our audit committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters. Our audit committee held four meetings during the fiscal year ended June 30, 2007.
     After considering relationships between each member of the audit committee and our company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our Board of Directors has determined that all current members of the audit committee are independent as required by applicable laws and within the independence standards set forth in the AMEX Listed Company Guide at this time. Furthermore, our Board of Directors has determined that Dr. Max Lennon qualifies as an audit committee financial expert as defined by the Securities Exchange Act of 1934, as amended.

Compensation Committee and Compensation Grants Committee
     Our compensation and compensation grants committees assist our Board in fulfilling its oversight responsibilities relating to senior executive and director compensation. Our compensation committee oversees, reviews and administers all of the company’s present and future compensation and executive benefit plans and programs except for the plans for which the compensation grants committee has responsibility. The compensation grants committee oversees, reviews and administers equity compensation plans, director benefit plans and plans pursuant to which performance-based compensation may be granted which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), except that the full Board oversees, reviews and administers the Non-Employee Director Stock Plan. The committees are authorized to delegate their responsibilities as they deem necessary or appropriate.
     Our compensation committee reviews and determines executive officers’ salaries and bonuses, other than bonuses under our Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). Our compensation grants committee grants awards under our Incentive Stock Award Plan (the “Incentive Stock Award Plan”), options under our 2000 Stock Option Plan (the “Stock Option Plan”), and bonuses under our Short-Term Incentive Compensation Plan. Our compensation committee held five meetings and our compensation grants committee held five meetings during the fiscal year ended June 30, 2007. In 2008 our compensation grants committee duties will be undertaken by the compensation committee and the compensation grants committee will be eliminated.
Corporate Governance Committee
     Our corporate governance committee identifies, interviews and recommends to the Board candidates for election to the Board. The committee also reviews and reports to the Board as to various corporate governance matters. Our corporate governance committee held three meetings during the fiscal year ended June 30, 2007.
     The process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting interviews with candidates, and meeting to consider and recommend final candidates to the Board of Directors. The corporate governance committee considers director nominees recommended by holders of our common stock, and there is no difference in the manner in which our corporate governance committee evaluates nominees for Directors who are recommended by a shareholder and nominees who are recommended by our company. The corporate governance committee is authorized to retain (and terminate) search firms to assist it in identifying candidates to serve as Directors of the company and has sole authority to approve the fees payable to such search firms and other terms of its retention. The corporate governance committee does not currently retain the services of any director search firm to assist in identifying and evaluating director candidates for its consideration, although it may do so from time to time in the future. Accordingly, no fees were paid to a search firm or other third party in the past fiscal year.
Nomination of Candidates for Director
     Our director nominations policy is posted on our web site at www.deltaapparelinc.com. At a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the company. It is our policy for our corporate governance committee to consider the following criteria when evaluating candidates to be nominated for director:

(a)	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any governmental, educational, or other non-profit organization;

(b)	whether the potential nominee has experience and expertise that is relevant to the company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the company;

(c)	whether the potential nominee is highly accomplished in his or her respective field;

(d)	in light of the relationship of the company’s business to the apparel industry, whether the potential nominee has received any awards or honors from any industry groups or associations or other relevant professional associations or actively participates in any such groups or associations;

(e)	whether the addition of the potential nominee to our Board would assist the Board in achieving a mix of Board members that represents a diversity of background and experience;

(f)	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

(g)	whether the potential nominee is independent, as defined by AMEX listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the company;

(h)	whether the potential nominee is financially sophisticated, as defined by AMEX listing standards, or qualifies as an “audit committee financial expert,” as defined by Securities and Exchange Commission rules and regulations; and

(i)	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the company’s business.
     In determining whether to re-nominate an incumbent director, it is our policy that our corporate governance committee review and consider the incumbent director’s service to the company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the company, in deciding whether to nominate such incumbent director for re-election.
     If a shareholder desires to recommend one or more director nominees to the corporate governance committee for nomination by the company, the shareholder must provide the company with the following information in writing:
(i)	the name, telephone number, and address of the nominating shareholder and the name(s), telephone number(s), and address(es) of his or her nominee(s);

(ii)	biographical information regarding each nominee, including each nominee’s employment and other relevant experience; and

(iii)	the written consent of each nominee to serve as a director of the company if elected.
     The director candidate recommendation materials should be sent to our Secretary, Martha M. Watson, at our principal executive offices by mail to 2750 Premiere Parkway, Suite 100, Duluth Georgia 30097, or by fax to (678) 775-6999, or by e-mail to martha.watson@deltaapparel.com. Director candidate recommendations may be submitted at any time; however, the corporate governance committee is not required to consider shareholder nominees for a given annual meeting of shareholders unless the written notice is received no later than 120 days prior to the first anniversary of the date of the company’s proxy statement for the previous year’s annual meeting. Accordingly, shareholder recommendations for nominees to be considered at the 2008 annual meeting of shareholders must be received no later than May 27, 2008.
     If a shareholder desires to actually nominate one or more director candidates himself or herself, our bylaws require the shareholder to provide written notice of the intent to nominate to our Secretary, Martha M. Watson. If the shareholder desires to make the nomination at our regular annual meeting of shareholders, the notice must be received not less than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders. If we move our annual meeting to a date more than 30 days away from the anniversary of the previous year’s annual meeting, or if the shareholder desires to make the nomination at a special meeting of shareholders, the notice must be received no later than 10 days after we notify shareholders of, or publicly disclose, the meeting date. A shareholder’s notice must contain the following information:
(a)	the name and address of the shareholder who intends to make the nomination and the name and address of each of that shareholder’s nominees;

(b)	the class and number of shares held of record, beneficially owned and represented by proxy by the nominator as of the record date of the meeting (if the record date has been established) and as of the date of the notice, the name in which those shares are registered and a representation that the nominator intends to appear in person or by proxy at the meeting to make the nominations;

(c)	a description of all arrangements or understandings between the nominator, the nominee(s) and any other persons (whose names must be disclosed) relating to the nomination;

(d)	the same information about the nominee(s) that we would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if we were making the nomination;

(e)	the written consent of each nominee to serve as a director of the company; and

(f)	any other information we may reasonably request.
     Copies of our bylaws may be obtained by writing or calling us at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Tel: (678) 775-6900, Attention: Martha M. Watson, Secretary.
Related Party Transactions
Policies and Procedures with Respect to Related Party Transactions
     Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our company’s preference to avoid related party transactions.
     Our audit committee charter requires that members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the Securities and Exchange Commission and the American Stock Exchange rules. Current rules define a related party transaction to include any transaction, arrangement or relationship in which the company is a participant and in which any of the following persons has or will have a direct or indirect interest:
(a)	an executive officer, director or director nominee of the company;

(b)	any person who is known to be the beneficial owner of more than 5% of the company’s common stock;

(c)	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the company’s common stock; or

(d)	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.
Minority Ownership of Foreign Subsidiaries
     Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), conducts some of our Honduran operations. Honduran law formerly required that a Honduran sociedad anonima have at least five shareholders. As a result, we own 2,496 shares, and each of E. Erwin Maddrey, II, Buck A. Mickel, William F. Garrett and Robert W. Humphreys owns one share, of Delta Apparel Honduras. Each of these individual shareholders has agreed that, at the request of our company for any reason or in the event the individual ceases to be a member of our Board for any reason, the one share owned by him shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.
     Delta Cortes, S.A., a Honduran sociedad anonima (“Delta Cortes”) and Ceiba Textiles S. de R.L., a Honduran sociedad de responsabilidad limitada (“Ceiba Textiles”) conduct some of our Honduran operations. Honduran law has changed and now requires that Honduran companies have at least two shareholders. As a result, we own 2,499 shares and Robert W. Humphreys owns one share of Delta Cortex, and we own 99% and Robert W. Humphreys owns 1% of Ceiba Textiles. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our Board for any reason, his ownership shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.
     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”) and Campeche Sportswear, S de RL de CV, a Mexican sociedad de responsabilidad de capital variable (“Campeche Sportswear”) conduct our Mexican operations. Mexican law requires that Mexican companies have at least two shareholders. As a result, we own 49 shares, and Robert W. Humphreys owns one share of Delta Campeche, and we own 99.9% and Robert W. Humphreys owns 0.1% of Campeche Sportswear. Mr. Humphreys has agreed that, at the request of our company for any reason or in the event he ceases to be a member of our Board for any reason, his ownership shall be transferred to another individual selected by our company or, if so requested by us, to our company in exchange for $100.

EXECUTIVE OFFICERS
     The following provides certain information regarding our current executive officers. The primary business address is 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097 for all executive officers except Kenneth D. Spires, whose primary business address is One Soffe Drive, Fayetteville, North Carolina 28302.
     Robert W. Humphreys. Robert W. Humphreys currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys served as President of the Delta Apparel Company division of Delta Woodside Industries, Inc., a textile manufacturing company, from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999. He is 50 years of age.
     Deborah H. Merrill. Deborah H. Merrill is currently the Vice President, Chief Financial Officer and Treasurer of the company and has served in this capacity since July 2006. From March 2006 until July 2006, she served as Vice President, Chief Accounting Officer, and Treasurer of the company. From August 2004 until February 2006, she served as Director of Corporate Reporting, Planning and Administration of the company, and from July 2000 to July 2004, Ms. Merrill served as Director of Accounting and Administration of the company. From March 1999 to June 2000, Ms. Merrill served as Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company. From August 1998 to February 1999, Ms. Merrill served as Accounting Manager of the Delta Apparel division of Delta Woodside Industries, Inc. Ms. Merrill has served as Assistant Secretary of the Company since December 1999. Prior to joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies and as an Auditor for Deloitte & Touche LLP. She is 34 years of age.
     Martha M. “Sam” Watson. Martha M. Watson is currently the Vice President and Secretary of the company and has served in this capacity since October 2000. Prior to joining Delta Apparel, Inc., Ms. Watson served as President of Carolina Benefit Services, a payroll company (from September 1999 to October 2000), Vice President of Operations for Sunland Distribution, Inc., a public warehousing company (from January 1999 to September 1999), and Director of Human Resources for the following divisions of Delta Woodside Industries, Inc.: Stevcoknit Fabrics Company (from January 1990 to January 1999) and Delta Apparel Company (from July 1987 to January 1990). She is 54 years of age.
     David R. Palmer. David R. Palmer is currently the Vice President and Assistant Treasurer of the company and has served in this capacity since July 2006. Prior to joining Delta Apparel, Inc., Mr. Palmer served as Corporate Controller (from January 2005 to July 2006) and Analytical Director (from January 2001 to December 2005) for Delta Woodside Industries, Inc., a textile manufacturing company. He is 50 years of age.
     Kenneth D. Spires. Kenneth D. Spires is currently the President of M. J. Soffe Co., a wholly-owned subsidiary of Delta Apparel, Inc. and has served in this capacity since September 2004. From July 2000 to September 2004, Mr. Spires served as Vice President of Technical Services of the company, and from November 1993 to June 2000, Mr. Spires served as Vice President of Technical Services of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company. He is 49 years of age.
     William T. McGhee. William T. McGhee is currently the President of Delta Activewear, the Activewear division of Delta Apparel, Inc. and has served in this capacity since April 2007. Prior to joining Delta Apparel, Inc., Mr. McGhee served from January 2007 to April 2007 as Vice President of Grupo Karim’s Brand Yarns Division, a yarn manufacturer and distributor. From July 2001 to January 2007, Mr. McGhee was Executive Vice President of Ameritex Yarn, LLC, a yarn manufacturer. He is 56 years of age.
     Our executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

REPORT OF THE AUDIT COMMITTEE
     The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     The audit committee assists the Board of Directors in its oversight of the integrity of our company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. Management is responsible for the financial statements, internal controls and the financial reporting process. Our independent accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
     The audit committee hereby reports as follows:
1.	The audit committee has reviewed and discussed the audited financial statements with the company’s management.

2.	The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

3.	The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP their independence from the company.
     Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the Board of Directors that the audited financial statements should be included in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2007, that was filed with the Securities and Exchange Commission on August 31, 2007.

2007 Audit Committee Members

Dr. Max Lennon, Chair	David S. Fraser	Philip J. Mazzilli, Jr.

ELECTION OF DIRECTORS
Item 1 on Proxy Card
     Our by-laws provide that the number of Directors to be elected at any meeting of shareholders will be between two and fifteen and will otherwise be determined by the Board of Directors. Our Board of Directors has determined that eight Directors shall be elected at the annual meeting.
     The eight persons listed below are nominees for election as Directors at the annual meeting to serve until our next annual meeting of shareholders or until their successors are duly elected and qualified. Unless you vote “Withheld” with respect to a particular nominee or all nominees, the proxy holders will vote your shares FOR each of the nominees named below, all of whom are currently Directors.
     We believe that all of the nominees will be available and able to serve as Directors. In the event any nominee is not available or able to serve, the Board of Directors may either reduce the number of Directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES.
     David S. Fraser. David S. Fraser is currently a private investor and a business consultant and has been so since 2000. From 1998 until 2000, Mr. Fraser was Vice President and Chief Financial Officer of Crown Crafts, Inc., a publicly held manufacturer of home textile products. Previously, he served as Chief Financial Officer and Treasurer of Graphic Industries, Inc., a publicly held commercial printing company, from 1994 until 1997. Until July 2006, Mr. Fraser was also a director of Jameson Inns, Inc. and was chairman of its audit committee. Mr. Fraser has been a director since 2002 and is a member of the audit committee. He is 69 years of age.
     William F. Garrett. William F. Garrett is currently the President and Chief Executive Officer of Delta Woodside Industries, Inc., a publicly held textile company, and has served in this capacity since June 2000. On October 13, 2006, Delta Woodside Industries, Inc., and its direct or indirect subsidiaries Delta Mills, Inc. and Delta Mills Marketing, Inc., filed voluntary petitions for bankruptcy protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Their Chapter 11 cases are being jointly administered by the Bankruptcy Court under case number 06-11144. From 1986 until June 2000, Mr. Garrett served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors. Previously, he served as a divisional Vice President of J. P. Stevens & Company, Inc., a textile company, from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986. Mr. Garrett is also a director of Delta Woodside Industries, Inc. Mr. Garrett has been a director since 1999 and is a member of the compensation committee and compensation grants committee (which will be combined into one committee in 2008). He is 66 years of age.
     Dr. Elizabeth J. Gatewood. Dr. Elizabeth J. Gatewood is the Director of the University Office of Entrepreneurship & Liberal Arts at Wake Forest University, a position she has held since 2004. From 1998 to 2004, she served as the Jack M. Gill Chair of Entrepreneurship and Director of The Johnson Center for Entrepreneurship & Innovation at Indiana University. Prior to her appointment at Indiana University, Dr. Gatewood was the Executive Director of the Gulf Coast Small Business Development Center Network at the University of Houston. Dr. Gatewood has been a director since 2007 and in 2008 will be a member of the audit committee and the corporate governance committee. She is 62 years of age.
     Robert W. Humphreys. Robert W. Humphreys currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys served as President of the Delta Apparel Company division of Delta Woodside Industries, Inc. from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit

Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999. He is 50 years of age.
     Dr. Max Lennon. Dr. Max Lennon is currently the President of Education and Research Services (ERS), a nonprofit economic development organization, and has served in this capacity since 2002. From 1996 until 2002, Dr. Lennon served as President of Mars Hill College. Previously, he served as President and Chief Executive Officer of Eastern Foods, Inc., a food product manufacturer and distributor, from August 1994 until March 1996 and was President of Clemson University from March 1986 until August 1994. Dr. Lennon also serves as a director of Delta Woodside Industries, Inc. Delta Woodside Industries, Inc. is in bankruptcy as disclosed in the biographical paragraph of William F. Garrett above. Dr. Lennon has been a director since 1999 and is a member of the audit committee, compensation committee and corporate governance committee. He is 67 years of age.
     E. Erwin Maddrey, II. E. Erwin Maddrey, II is currently the President of Maddrey & Associates, which engages in the business of investing and providing consulting services and has held this position since 2000. He served as President and Chief Executive Officer of Delta Woodside Industries, Inc. from its founding in 1984 until June 2000. Mr. Maddrey is currently the chairman of our Board of Directors. He also serves as a director of Delta Woodside Industries, Inc. and Kemet Corporation. Delta Woodside Industries, Inc. is in bankruptcy as disclosed in the biographical paragraph of William F. Garrett above. Mr. Maddrey has been a director since 1999 and is a member of the compensation committee and the corporate governance committee. He is 66 years of age.
     Buck A. Mickel. Buck A. Mickel is currently the President, Chief Executive Officer and a director of RSI Holdings, Inc., which is in the business of locating and providing labor to industrial companies in the United States. He has served in this capacity since July 1998. Previously, Mr. Mickel served as Vice President of RSI Holdings, Inc. from 1990 until 1998, and was a Vice President of Delta Woodside Industries, Inc. from its founding in 1984 until November 1989. Mr. Mickel also serves as a director of Delta Woodside Industries, Inc. Delta Woodside Industries, Inc. is in bankruptcy as disclosed in the biographical paragraph of William F. Garrett above. Mr. Mickel has been a director since 1999 and is a member of the compensation committee and the corporate governance committee. He is 51 years of age.
     David T. Peterson. David T. Peterson is currently the Chairman of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson served as the Chairman and Chief Executive Officer of The North Highland Company from the start of The North Highland Company in 1992 until May 2005. Previously, he held management positions with Georgia-Pacific Corporation, a manufacturing company, and both Ernst & Young and Arthur Andersen & Co—accounting and consulting firms. Mr. Peterson has been a director since 2003 and is a member of the compensation committee and compensation grants committee (which will be combined into one committee in 2008). In 2008 he will also be a member of the audit committee. He is 56 years of age.

RE-APPROVAL OF THE COMPANY’S SHORT-TERM INCENTIVE COMPENSATION PLAN
Item 2 on Proxy Card
     Our Board of Directors recommends that the shareholders re-approve the Company’s Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”). Our Board adopted the Short-Term Incentive Compensation Plan on June 28, 2000 at the recommendation of the compensation committee and the compensation grants committee of the Board and our shareholders subsequently approved the Short-Term Incentive Compensation Plan. Under Section 162(m) of the Internal Revenue Code, the Short-Term Incentive Compensation Plan must be re-approved by the shareholders every five years for compensation paid pursuant to the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. If the Short-Term Incentive Compensation Plan is not re-approved by our shareholders at this year’s Annual Meeting, compensation paid to any “covered employee” (as defined in Section 162(m)), which includes certain of our executive officers, after the Annual Meeting may not be deductible by us to the extent that, either alone or in combination with other compensation that is subject to Section 162(m), the amount of annual compensation exceeds $1,000,000. However, the bonus that we may pay to Robert W. Humphreys, our President and Chief Executive Office, pursuant to the plan for fiscal year 2008 is subject to shareholder approval of the plan. Our Board recommends that the Short-Term Incentive Compensation Plan be re-approved by the shareholders because it believes that the Short-Term Incentive Compensation Plan is an effective component of management compensation that motivates management to maximize the performance of our Company.
Summary of the Short-Term Incentive Compensation Plan
     The purpose of our Short-Term Incentive Compensation Plan is to recognize and reward our employees who contribute substantially to the achievement of our short-term, strategic objectives for the company and to aid in attracting and retaining employees.
     The Short-Term Incentive Compensation Plan is currently administered by our compensation grants committee, which is composed solely of two or more “outside Directors” as defined in rules promulgated under Section 162(m) of the Internal Revenue Code. In 2008, our compensation grants committee duties will be undertaken by the compensation committee and the compensation grants committee will be eliminated. After the Annual Meeting, the compensation committee will administer the Short-Term Incentive Compensation Plan.
     All of our management, salaried and other key employees are eligible to become participants in the Short-Term Incentive Compensation Plan. Any Directors of the company and its subsidiaries who are not employees of the company or one of its subsidiaries are not eligible to be designated as participants. Approximately 430 people are currently eligible to participate in the Short-Term Incentive Compensation Plan. Under the terms of the plan, prior to the commencement of each performance period (which is our fiscal year or any other period selected by the compensation grants committee), our Chief Executive Officer submits to our compensation grants committee his non-binding recommendations as to which employees should be participants for the performance period. Participants are identified by name and/or job position. The fact that an employee is designated a participant for a performance period does not, by itself, entitle such employee to receive any compensation under the Short-Term Incentive Compensation Plan. Our compensation grants committee reviews the recommendations and prior to the commencement of the performance period, the compensation grants committee, in its sole discretion, designates the total bonus target amount for the performance period and approves the bonus target amounts for the named executive officers.
     Not later than 90 days after the commencement of a performance period (and in any event prior to the date when twenty-five percent (25%) of the performance period has elapsed), our compensation grants committee establishes in writing one or more performance goals for the performance period and the formula or method for determining the amount of compensation payable to the applicable participants if the performance goal is met. Performance goals are based on one or more of the following performance criteria: (i) total stockholder return; (ii) revenues, sales, net income, EBIT, EBITDA, stock price, and/or earnings per share; (iii) return on assets, net assets, and/or capital; (iv) return on stockholders’ equity; debt/equity ratio; (v) working capital; (vi) safety; (vii)

quality; (viii) our company’s financial performance or the performance of our stock versus peers; (ix) cost reduction; (x) productivity; (xi) market mix; or (xii) economic value added, in each case determined in accordance with generally accepted accounting principles (GAAP). Performance goals may be based on either the performance of our company over the performance period or, if the participant is employed by a subsidiary or division of the Company during the performance period, the performance during the performance period of such subsidiary or division. The compensation grants committee may establish different performance goals, and may base performance goals on different performance criteria, for different participants and/or different classes of participants. Each performance goal established must be an objective goal (meaning that a third party having knowledge of the relevant facts would be able to determine whether the performance goal has been met). Regardless of the formula or method established by our compensation grants committee, no participant will be entitled to receive compensation pursuant to the Short-Term Incentive Compensation Plan in excess of $1,500,000 during any calendar year.
     No payment under the Short-Term Incentive Compensation Plan will be made to any participant unless and until the compensation grants committee certifies in writing that the relevant performance goal(s) and any other material preconditions to such payment were in fact satisfied. We will make payments to participants as soon as reasonably practicable after the compensation grants committee has made the necessary certification. Payments under the Short-Term Incentive Compensation Plan may be subject to such terms and conditions (including terms regarding vesting and forfeiture) as the compensation grants committee may establish in writing not later than 90 days after the commencement of a performance period (and in any event prior to the date when twenty-five percent (25%) of the performance period has elapsed), provided that such terms and conditions do not conflict with the terms of the plan. All payments under the Short-Term Incentive Compensation Plan will be in cash.
     Unless the compensation grants committee expressly provides otherwise in writing, no participant will be entitled to any payment under the Short-Term Incentive Compensation Plan with respect to a performance period if the participant at any time during the performance period is not an employee of either the Company or one of its subsidiaries, except that, unless the compensation grants committee provides otherwise in writing, if the participant ceases to be an employee of either the Company or one of its subsidiaries during the performance period due to the participant’s retirement (provided that the participant is at least age 62), death or permanent and total disability, the participant will be entitled to a pro rata portion of the payment, if any, that the participant would have been entitled to had the participant remained employed until the end of the performance period by the Company or one of its subsidiaries based on the portion of the performance period during which the participant was an employee.
     Generally, the Board may at any time, with or without notice, amend, suspend or terminate the Short-Term Incentive Compensation Plan, provided that no amendment that would require shareholder approval in order for payments under the Short-Term Incentive Compensation Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code will be effective without such shareholder approval.
     A copy of the Short-Term Incentive Compensation Plan is attached to this Proxy Statement as Appendix A.
Effect of Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limits on our ability to claim income tax deductions for compensation paid to our covered employees. The Internal Revenue Service has issued guidance stating that it will interpret the term “covered employee” for purposes of Section 162(m) to mean a company’s principal executive officer and its three most highly compensated executive officers (excluding the company’s principal executive officer and principal financial officer). Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the covered employees. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. Compensation generally qualifies as performance-based compensation exempt from Section 162(m) if (i) performance goals are set by a committee of the company’s Board of Directors comprised solely of two or more outside Directors as defined in Section 162(m), (ii) the material terms of the compensation, including the classes of employees eligible to receive the compensation, the business criteria on which performance goals are based and the maximum amount of compensation that could be paid to any employee upon attainment of the performance goals, are approved by a majority of the vote in a separate shareholder vote before the compensation is paid, and (iii) before the compensation is paid, the qualified board committee certifies that applicable performance goals and any other material terms were satisfied.
     All compensation payable under the Short-Term Incentive Compensation Plan to any participant who is a covered employee is intended to qualify as “performance-based compensation” exempt from the $1,000,000 limitation on deductibility set forth in Section 162(m). With respect to each participant who is a covered employee and notwithstanding any other provision of the plan, all performance goals, formulas or methods for determining compensation payable upon the attainment of a performance goal, other terms and conditions regarding the payment of compensation under the Short-Term Incentive Compensation Plan and any actions taken with respect to or affecting each such participant in connection with the Short-Term Incentive Compensation Plan are required to be established or taken in such a manner that all compensation payable to a participant who is a covered employee will be exempt from the deduction limitation of Section 162(m). The Company and its subsidiaries may deduct and withhold from all payments under the Short-Term Incentive Compensation Plan all sums required to be withheld by any applicable tax laws and regulations.
New Plan Benefits
     Our compensation grants committee determined the total bonus target amounts and established performance criteria under the Short-Term Incentive Compensation Plan for the company as a whole and for the individual business units. The aggregate bonuses for all plans are targeted at $3,097,000 for fiscal year 2008 (if all performance goals are met but not exceeded). The plan for the company as a whole has a maximum payout of 260% of the bonus target amount; however, the individual business unit plans do not have a maximum limit. Actual bonuses paid are based on a formula that includes a target bonus. Actual bonuses could exceed the target bonus if the target is exceeded or could be less than the target bonus but greater than $0 if the applicable target is not met.
     Because actual benefits to be received pursuant to the plan for fiscal year 2008 will depend on fiscal year 2008 results of operation, such benefits are not determinable. The table below sets forth certain information with respect to benefits that (1) will be received pursuant to the plan for fiscal year 2008 if all applicable performance goals for fiscal year 2008 are met but not exceeded and (2) would have been received pursuant to the plan for fiscal year 2007 based on fiscal year 2007 results of operation if all applicable performance goals for fiscal year 2008 had been applicable in fiscal year 2007 and had been met but not exceeded. The bonus that we may pay to Robert H. Humphreys, our President and Chief Executive Officer, pursuant to the plan for fiscal year 2008 is subject to shareholder approval of the plan. No participants or performance goals have been determined for any period beyond fiscal year 2008.

New Plan Benefits
Short-Term Incentive Compensation Plan

	Fiscal Year 2008
	Target Dollar	Fiscal Year 2007
Name And Position	Value ($)	Dollar Value ($)

Robert W. Humphreys	$600,000	$415,200
President & Chief Executive Officer

Deborah H. Merrill	$90,000	$62,280
Vice President, Chief Financial Officer & Treasurer

Martha M. Watson	$75,000	$51,900
Vice President & Secretary

David R. Palmer	$50,000	$34,600
Vice President & Assistant Treasurer

Kenneth D. Spires	$172,500	$284,275
President, M. J. Soffe Co.

Executive Group (6 people)	$1,112,500	$865,555

Non-Executive Director Group	—	—

Non-Executive-Officer Employee Group	$1,984,500	$1,738,632
Vote Required to Approve the Short-Term Incentive Compensation Plan
     The Short-Term Incentive Compensation Plan will be approved if a quorum is present at the Annual Meeting and the number of votes cast in favor of the plan exceeds the number of votes cast against the plan. Although abstentions and broker non-votes count towards satisfaction of the quorum requirements for the Annual Meeting, they will otherwise have no effect on the vote to approve the plan.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY’S SHORT-TERM INCENTIVE COMPENSATION PLAN.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE
FOR MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS
Item 3 on Proxy Card
     Our Board of Directors, in its continuing review and consideration of corporate governance issues, has determined that it is in the best interests of our company and our shareholders to amend our Articles of Incorporation to allow for majority voting in uncontested elections of Directors.
      Our current Articles of Incorporation provide that Directors are to be elected by a plurality vote. Under a plurality voting standard, nominees for director receiving the most “for” votes are elected and votes that are not cast and votes opposing their election (which include proxies withholding authority to vote for a nominee) have no impact. Under the majority voting standard provided for in the proposed amendment, the number of “for” votes cast in favor of a director nominee in an uncontested election must be greater than the number of “against” votes received by the director nominee in an uncontested election and the number of “for” votes must constitute a majority of the voting power represented at the annual meeting. Proxies withholding authority to vote in favor of a nominee’s election have the effect of votes opposing his or her election. If a nominee fails to receive more “for” votes than “against” votes or the number of votes cast “for” his or her election as director does not constitute a majority of the voting power represented at the annual meeting, the nominee will not be elected to serve as a director. It is our policy that it is at the discretion of our Board of Directors to fill any vacancies caused from the non-election of a nominee. If they decide it is in the best interest of our company to fill the vacancy, the Board of Directors, at the direction of the corporate governance committee, may appoint a person, which may be the non-elected nominee, to serve on the Board of Directors until the next election. In the event of a contested election, however, where the number of nominees exceeds the number of Directors to be elected, a plurality voting standard will apply.
     If approved by our shareholders, the amendment to the Articles of Incorporation will become effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We would make such filing promptly after the Annual Meeting. The specific language of the proposed amendment to the Articles of Incorporation is set forth below.
     “The following new Section 3.5 is added to Article 3 of the Articles of Incorporation:
     3.5 Voting for Directors. If a quorum is present, the shareholders shall elect the Directors of the Corporation by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the annual meeting of shareholders and entitled to vote for the election of Directors, unless the number of nominees exceeds the number of Directors to be elected, in which case the Directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote for the election of Directors.”
     If this proposal is not approved, pursuant to the Company’s current Articles of Incorporation, Directors will be elected by plurality voting.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 4 on Proxy Card
     The firm of Ernst & Young LLP has been retained by our audit committee as our independent registered public accounting firm for the fiscal year ending June 28, 2008. The audit committee is responsible for selecting the company’s independent registered public accounting firm. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2008. Our Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for approval is a matter of good corporate governance. Ernst & Young LLP audited our company’s financial statements for fiscal year 2007 and has served as our independent registered public accounting firm since 2001.
     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended June 30, 2007 and July 1, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006
Audit Fees	$999,604	$1,030,000
Audit-Related Fees	66,262	144,996
Tax Fees	—	—
All Other Fees	2,500	2,485

Total	$1,068,366	$1,177,481

     Audit Fees—Consists of fees for professional services rendered for the audit of our fiscal year 2007 and fiscal year 2006 consolidated annual financial statements, audit of internal control over financial reporting for fiscal years 2007 and 2006, and review of the interim consolidated financials statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with SEC filings.
     Audit Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2007, such fees primarily related to Ernst & Young LLP’s performance of the Fun-Tees acquisition opening balance sheet audit. For fiscal year 2006, such fees primarily related to Ernst & Young LLP’s performance of due diligence in preparation for the acquisition of Junkfood Clothing Company and associated opening balance sheet audit, and fees related to consultation regarding Sarbanes Oxley 404 documentation.
     Tax Fees—Consists of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting.
     All Other Fees—For fiscal year 2007 and 2006, the fees were for an annual subscription for Ernst & Young LLP’s web-based accounting research service.
     Under our audit committee’s charter, the audit committee is authorized to establish and maintain pre-approval policies and procedures relating to the engagement of the independent registered public accounting firm to render services, provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committee’s responsibilities to management. The audit committee has established these pre-approval policies and procedures whereby the pre-approval duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. As part of this approval, the audit committee requires that our management report to it at each of the audit committee’s next regularly scheduled meetings as to the status of each such service by the independent registered public accounting firm to the extent such service has been carried out, in full or in part, prior to such meeting. The audit committee did not approve the incurrence of any fees pursuant to the exception to the pre-approval requirement set forth in 17 CFR 210.2-01(c)(7)(i)(7).
     In the event our shareholders fail to ratify the selection of Ernst & Young LLP, our audit committee will reconsider the selection (but is not required to select a different independent registered public accounting firm). Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our shareholders.
     Representatives of Ernst & Young LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON JUNE 28, 2008.

COMPENSATION COMMITTEE REPORT
     The compensation committee and compensation grants committee report below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     The compensation committee and compensation grants committee have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the committees recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K.

Compensation Committee
William F. Garrett, Chair	Dr. Max Lennon	E. Erwin Maddrey, II	Buck A. Mickel	David T. Peterson

Compensation Grants Committee
David T. Peterson, Chair	William F. Garrett
Compensation Committee Interlocks and Insider Participation
     The following Directors served on the compensation committee of our Board of Directors during fiscal year 2007: William F. Garrett, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and David Peterson. William F. Garrett and David Peterson served on the compensation grants committee of our Board of Directors during fiscal year 2007. No member of the committees is a current officer or employee or former officer of our company or its subsidiaries, except that prior to the June 2000 spin-off of Delta Apparel by Delta Woodside Industries, Inc, E. Erwin Maddrey, II was an officer of corporations that either were predecessors by merger of Delta Apparel or were subsidiaries of Delta Apparel.
     The information set forth below under the heading “Related Party Transactions—Minority Ownership of Foreign Subsidiaries” is incorporated herein by reference.

COMPENSATION DISCUSSION AND ANALYSIS
     In this Compensation Discussion and Analysis (the “CD&A”), references to the “compensation committee” are to the compensation committee and the compensation grants committee. In 2008 our compensation grants committee duties will be undertaken by the compensation committee and the compensation grants committee will be eliminated.
Guiding Principles and Policies
     Our compensation program is designed to provide levels and types of compensation that integrate compensation with our company’s annual and long-term strategic goals and reward above-average corporate performance. Such a program allows us to attract, retain, and motivate qualified executives to achieve goals which are aligned with the ultimate objective of improving shareholder value.
     Our compensation program is intended to:
•	Provide compensation levels that reflect the competitive marketplace so that we can attract, retain and motivate the most talented executives;

•	Provide compensation levels that correspond with our financial objectives and operating performance;

•	Reward performance that facilitates the achievement of specific results and goals in furtherance of our business plan;

•	Motivate executives to make greater personal contributions to help our company achieve its strategic operating objectives; and

•	Provide elements of compensation that align the interests of executives with those of shareholders to enhance shareholder value over the long-term.
Elements of Compensation
In General
     The key elements of our executive compensation structure include:
•	Payment of base salaries at levels that are competitive with those paid by peer companies;

•	Annual performance-based cash incentives to reward the achievement of specific short-term company performance goals; and

•	Long-term equity incentives in the form of grants of stock options.
     During 2007, the compensation committee retained an outside compensation consultant, Towers Perrin, to assist both management and the compensation committee in determining if the total compensation, not just base salaries, paid to our executive officers is competitive. Towers Perrin was hired by the compensation committee to provide peer company comparisons on total compensation, along with separately analyzing components of compensation, for our Chief Executive Officer and our other executive officers. As peer companies are different in size from our company, Towers Perrin size-adjusted the market data to allow for comparison with our company’s compensation levels. In addition to the executive officers, Towers Perrin also conducted a market analysis on our Board of Director compensation levels for use in evaluating the compensation paid to our Board members.

     In developing its independent views on compensation matters, the compensation committee believes that it is advisable to obtain input from management and from compensation consultants in all aspects of compensation, including base salaries, annual incentive compensation and long-term incentive compensation. Management provides to the compensation committee tally sheets that show recommended amounts of compensation for each element, compensation for each element in the past five years, and amounts payable to executive officers upon different termination of employment and change of control scenarios. While recommendations of management and the compensation consultant provide valuable guidance, the compensation committee ultimately makes all final decisions in carrying out its responsibilities and determining the compensation levels and structure for the executive management team.
     Our company does not have a pre-established policy or target for the allocation of base salary, short-term, or long-term incentives as a percent of total compensation, nor does it target a specified weight for cash versus equity compensation. Rather, the compensation committee reviews our company’s past practices, along with the information provided by compensation consultants, in determining the appropriate level and mix of each element of compensation.
Base Salary
     We provide our executives with a base salary to compensate them for services rendered during the fiscal year. The base salary for each executive officer is guided by the relative salary levels for comparable positions in the industry and the assessed potential of the executive, as well as the individual’s scope of responsibility, personal performance, experience and length of service to our company. Each executive officer’s base salary is reviewed annually and generally adjusted to account for inflation, our company’s financial performance, any change in the executive officer’s responsibilities and the executive officer’s overall performance.
     Being informed of competitive industry salaries and trends provided by Towers Perrin, and having reviewed the tally sheets prepared by management, the compensation committee sets and approves the base salary for Robert W. Humphreys, President and Chief Executive Officer. The compensation committee also sets and approves the base salary for other named executive officers, after considering the Towers Perrin report, tally sheets, and salary recommendations made by management. The compensation committee reviews this information, with no single factor necessarily weighted more heavily than another. These salary recommendations generally result in salary increases for the executive officers that are, on average, aligned with our salary philosophy for other salaried employees.
Annual Incentive Compensation
     Cash bonuses are paid to executives pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan places a sizable percentage of annual cash compensation at risk and is designed to motivate and reward salaried employees to achieve and exceed annual business performance goals. Our compensation committee awards potential bonuses to executives at the beginning of each fiscal year payable solely on the achievement of objective performance goals determined by the compensation committee. The performance goals are objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals have been met. No bonuses are paid until the compensation committee certifies that the performance goals have been achieved.
Performance Goals.
     The performance goals for the annual incentive compensation are based on return on capital employed, defined as the company’s earnings before interest and taxes as a percentage of the twelve month average capital employed. For 2007, a 15% return on capital employed was required to achieve the target value. In addition, incentives earned will be adjusted upward or downward by the sales growth or decline of our company from fiscal year to fiscal year. For example, if the company performance earned a 15% return on capital employed and the company had a 10% sales growth, the executive would earn 110% of the target value. If performance goals are not met by the company, there is no guaranteed bonus payment. If performance goals are exceeded, there is a maximum bonus payout of 260% of the target value. The performance goals for all of the named executive officers are based on the performance of the company as a whole. In addition, Mr. Spires also receives a portion of his target value based on the performance of his particular business unit (M. J. Soffe Co.). The performance goals for the business units are based upon a targeted return on capital employed for the individual business unit. There is no additional sales growth incentive added to the business unit bonus plans. If performance goals are not met by the business unit, there is no guaranteed bonus payment. If performance goals are exceeded, there is no maximum limit.
Target Value.
     The target value of our Short-Term Incentive Compensation Plan award is set at a certain dollar amount per individual. The compensation committee approves the aggregate target amounts for the plan, as well as the individual target amounts for all named executive officers. In setting the target amounts for the named executive officers, the compensation committee primarily takes into consideration the level and responsibility of the executives’ position, the executives’ performance, the executives’ total compensation, the assessed potential of the executives, and any other factors deemed relevant in accomplishing our company’s short-term goals. The 2007 target values were: $600,000 for Mr. Humphreys; $172,500 for Mr. Spires; $90,000 for Ms. Merrill; $75,000 for Ms. Watson; and $50,000 for Mr. Palmer.
Long-Term Incentive Compensation
     Our equity compensation programs consist of stock option grants under our Incentive Stock Award Plan and our Stock Option Plan. These are designed to attract top executive talent, retain our executives to support the continued growth and success of our company, and further align the financial interests of the executive management group with the long-term interests of our shareholders by providing these executives with an additional equity ownership opportunity in the Company. Stock option grants are designed to provide each executive officer with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.
Incentive Stock Award Plan
     Stock options are awarded to executives pursuant to our Incentive Stock Award Plan (“Award Plan”). The options granted under the Award Plan have an exercise price of $0.01 per share. In addition, there is tax assistance on the vesting of the award whereby our company makes a cash payment to the executive upon the vesting of an award equal to estimated taxes payable by the executive upon the exercising of the option. The compensation committee grants incentive stock options to executives typically at the beginning of a fiscal year. Newly hired executive officers may receive their grant of stock options on their first date of employment with our company. Additional options may be granted to executive officers in connection with promotions. At the beginning of fiscal year 2006, options were granted under the Award Plan that vest solely on the achievement of objective performance goals as determined by the compensation committee. These grants were both performance-based and service-based options. These options vest on the date we file our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2007 fiscal year. Vesting of these shares is based on the achievement of the two-year average return on capital employed. For the two-year award period ending with fiscal year 2007, a 15% two-year average return on capital achieved a 100% vesting of the options granted, while a 5% two-year average achieved 0% vesting and a 20% two-year average achieved a 150% vesting of the options granted. The 150% vesting of the options granted is the maximum that can be earned under the Award Plan. Based on the performance results of our company for the two-year award period ended June 30, 2007, 87% of the shares granted have been earned and will vest under the service-based element of the Award Plan. The service-based element under the Award Plan requires that the executive continue to be employed on the date we file our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2007 fiscal year.
     The number of shares granted by an award are determined by the level and responsibility of the executive’s position, the executive’s performance, the executive’s total compensation, the assessed potential of the executive, and any other factors deemed relevant in accomplishing our company’s long-term goals. In addition to these factors, the number of shares granted to the executive under the plan is evaluated in the context of our historical and anticipated future stock appreciation.
Stock Option Plan
     Option grants under the Stock Option Plan (“Option Plan”) have an exercise price equal to the closing price of our stock on the grant date and have an expiration date of up to 10 years after the grant date. Generally, options subject to the Stock Option Plan become exercisable in a series of installments over a three to four year period of time, contingent upon the executive’s continued employment with the company. Accordingly, the option grant will provide a positive return to the executive only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.
     The number of options granted by the compensation committee is determined at a level that is intended to create a meaningful opportunity for stock ownership based upon the executive’s current position, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation, and any other factors that were deemed relevant to accomplish the long-term goals of the company. Options are typically only granted on the first day of a fiscal year. Newly hired executive officers receive their grant of stock options on their first date of employment with our company. Additional options may be granted to executive officers in connection with promotions.
     See the table entitled “Grants of Plan-Based Awards Made in 2007” in this proxy statement for additional information on the number of options granted to the executive officers during fiscal year 2007.
Total Compensation
     In making decisions with respect to any element of an executive officer’s compensation, the compensation committee considers the total compensation that may be awarded to the executive, including base salary, annual incentive compensation and long-term incentive compensation. In addition, in reviewing and approving employment agreements for executive officers, the compensation committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The compensation committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
Perquisites and Other Personal Benefits
     The Company does not provide its executives with any perquisites or other personal benefits that are not provided to its other employees.
Tax and Accounting Considerations
Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility of each covered employee’s compensation that exceeds $1 million per year unless the compensation is commission-based or qualifies as “performance-based compensation” (as defined in the Code), which includes a requirement that the plan has been approved by shareholders (see Item 2 in this proxy statement). We believe that the cash bonuses paid to the covered employees in fiscal year 2007 under the Short-Term Incentive Compensation Plan qualify as “performance-based compensation” exempt from the $1 million cap. The options granted subsequent to November 2001 under our company’s Stock Option Plan and Stock Award Plan may not qualify as “performance-based compensation” as the plans have not been approved by Delta Apparel, Inc. shareholders. We do not believe that this will cause the aggregate non-exempt compensation paid to any covered employee in fiscal year 2007 to exceed the $1 million limit. However, this may cause the aggregate non-exempt compensation paid to covered employees in fiscal year 2008 and beyond to exceed the $1 million limit and therefore compensation amounts in excess of $1 million for any covered employee may not be deductible by our company for federal income tax purposes.

Accounting for Stock-Based Compensation
     Beginning on July 3, 2005, we began accounting for stock-based compensation cost in accordance with the requirements of Statement of Financial Accounting Standards No. 123R.
Employment Agreements and Severance and Change in Control Benefits
     We do not maintain an employment agreement with Robert W. Humphreys, our President and Chief Executive Officer.
     Deborah H. Merrill, our Vice President, Chief Financial Officer and Treasurer, Martha M. Watson, our Vice President and Secretary, and David R. Palmer, our Vice President of Business Planning and Assistant Treasurer, are all parties to employment agreements with Delta Apparel, Inc. dated January 29, 2007. Kenneth D. Spires, the President of M. J. Soffe Co., has an employment agreement with M. J. Soffe Co. dated January 29, 2007, but his agreement provides that he cannot be terminated by M. J. Soffe Co. without the approval of Delta Apparel’s Chief Executive Officer. The employment agreements are otherwise identical except for the employees’ initial job titles listed above and initial base salaries set forth below:

Deborah H. Merrill	$180,000
Martha M. Watson	$175,000
David R. Palmer	$150,000
Kenneth D. Spires	$275,000
     Each agreement entitles the employee to (i) the initial base salary set forth above (subject to upward adjustment), (ii) participate in the company’s Short-Term Incentive Compensation Plan, and (iii) receive the fringe benefits provided to executives in comparable positions including vacations and life, medical and disability insurance. The agreements all have terms that expire on December 30, 2009.
     If the employee dies during the term of the agreement, we will continue to pay his or her base salary in effect at the time of death to his or her estate for six months. If the employee becomes disabled (as defined in the agreement) during the term, he or she will continue to receive base salary and benefits for a period of six months. If the company terminates the employee’s employment without cause (as defined in the agreement) or the employee terminates employment because the company has breached the agreement and in each case no change of control (as defined in the agreement) has occurred, then the employee is entitled to receive base salary and incentive compensation ranging from 3 months base salary and 25% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for less than one year up to 12 months base salary and 100% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for three or more years, in all cases paid out in equal monthly payments over the period of base salary continuation. To the extent permitted under Code Section 409A, the sum of applicable base salary and incentive compensation shall be divided into equal monthly payments and paid to the executive over the applicable payout period, depending on the executive’s years of service at the time of termination.
     Our company will also make the employee’s COBRA payments for medical insurance for the applicable payout period unless the employee receives reasonably comparable benefits from another employer. If within one year after a change of control (as defined in the agreement), the employee terminates employment for good reason (as defined in the agreement) or the company terminates the employee’s employment for any reason other than cause, death or disability, then the employee is entitled to receive an amount equal to one year’s base salary for the fiscal year prior to termination plus the cash incentive compensation received by the employee for the most recent fiscal year. The company must also provide out-placement assistance and continue coverage under the various welfare and benefit plans in effect at the time of termination for 12 months.
     Each agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments the employee would receive from the company would require the company to report an excess parachute payment. The agreements include non-competition, non-solicitation (with respect to both employees and customers), non-disclosure and non-disparagement provisions.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
     The following table provides summary information concerning the compensation earned by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers for their services to our company and our subsidiaries for the fiscal year ended June 30, 2007. The executive officers listed below are referred to as the “Named Executive Officers.”

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($) (1)	($) (2)	($)	($) (3)	($)

Robert W. Humphreys President & Chief Executive Officer (Principal Executive Officer)	2007	$630,000	—	—	$488,625	$415,200	—	$9,200	$1,543,025

Deborah H. Merrill Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	2007	$175,833	—	—	$304,696	$82,260	—	$9,655	$572,444

Martha M. Watson Vice President & Secretary	2007	$175,000	—	—	$169,617	$68,550	—	$11,989	$425,156

David R. Palmer Vice President & Assistant Treasurer	2007	$135,288	—	—	$61,008	$45,700	—	$3,000	$224,997

Kenneth D. Spires President, M. J. Soffe Co.	2007	$265,312	—	—	$210,154	$346,869	—	$12,418	$834,754

(1)	The amounts included in “Options Awards” Column represent the compensation cost we recognized in fiscal year 2007 related to options under our Award Plan and our Option Plan as determined in accordance with Statement of Financial Accounting Standards No. 123R, assuming no forfeitures. These options were either granted in fiscal year 2007 or in prior fiscal years.

(2)	Non-Equity Incentive Plan Compensation is composed entirely of our cash bonus program under our Short-Term Incentive Compensation Plan. Amount represents the compensation earned based on the performance for fiscal year 2007, although this will be paid in fiscal year 2008. All goals are predetermined and measurable and are paid at the determination of the compensation committee.

(3)	All Other Compensation for fiscal year 2007 represents the matching contributions by our Company to the Company’s 401(k) savings plan. There are no other perquisites offered to the executives of our company.

GRANTS OF PLAN-BASED AWARDS MADE IN FISCAL YEAR 2007
     The Grants of Plan-Based Awards Table provides information on stock option grants made to named executive officers and the goals established for future payouts under our company’s Incentive Stock Award Plan or under our Stock Option Plan. Awards under the Incentive Stock Award Plan are treated as options.

								All Other	Exercise
								Option	or Base	Grant
								Awards:	Price of	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Option	Value of
		Under Non-Equity			Under Equity Incentive			Securities	Awards	Stock and
		Incentive Plan Awards (1)			Plan Awards (2)			Underlying	per	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Share	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($)	($)

Robert W. Humphreys President & Chief Executive Officer (Principal Executive Officer)	July 3, 2006	—	$600,000	$1,560,000	—	—	—	—	—	—

Deborah H. Merrill	July 27, 2006	—	$90,000	$234,000	—	—	—	—	—	—
Vice President, Chief	July 27, 2006	—	—	—	—	9,000	13,500	—	$0.01	$17.23
Financial Officer & Treasurer	July 27, 2006	—	—	—	—	—	—	30,000	$17.24	$6.20
(Principal Financial Officer)

Martha M. Watson Vice President & Secretary	July 3, 2006	—	$75,000	$195,000	—	—	—	—	—	—

David R. Palmer	July 27, 2006	—	$50,000	$130,000	—	—	—	—	—	—
Vice President & Assistant	July 27, 2006	—	—	—	—	1,000	1,500	—	$0.01	$17.23
Treasurer	July 27, 2006	—	—	—	—	—	—	18,000	$17.24	$6.20

Kenneth D. Spires President, M. J. Soffe Co.	July 3, 2006	—	$172,500	(4)	—	—	—	—	—	—

(1)	Cash bonuses generally are paid under our Short-Term Incentive Compensation Plan pursuant to performance goals that are established at the beginning of a fiscal year in connection with the preparation of our annual operating budget for such year. Under this bonus program, an executive officer is eligible to receive a bonus upon our company achieving certain return on capital employed goals.

(2)	The options granted under the Award Plan have an exercise price of $0.01 per share. In addition, there is tax assistance on the vesting of the award whereby our company makes a cash payment to the executive upon the vesting of an award equal to estimated taxes payable by the executive upon the exercising of the option. The option grants made under the Award Plan are both performance-based and service-based. Vesting of the shares under the Award Plan is based on the achievement of the two-year average return on capital employed. For the two-year award period ending with fiscal year 2007, a 15% two-year average return on capital achieved a 100% vesting of the options granted, while a 5% two-year average achieved 0% vesting and a 20% two-year average achieved a 150% vesting of the options granted. The 150% vesting of the options granted is the maximum that can be earned under the Award Plan. The service-based element under the Award Plan requires that the executive continue to be employed on the date we file our Annual Report on Form 10-K with the Securities and Exchange Commission for the last fiscal year in a two-year cycle.

(3)	Option grants under the Option Plan have an exercise price equal to the closing price of our stock on the grant date. Generally, options subject to the Stock Option Plan become exercisable in a series of installments over a three to four year period of time, contingent upon the executive’s continued employment with the company.

(4)	Mr. Spires’ cash bonus target amount is $25,000 based on the performance of the company as a whole and $147,500 based on the performance of the M. J. Soffe business unit. The plan for the company as a whole has a maximum payout of 260%; however, the plan based on the business unit does not have a maximum limit. Therefore, the maximum cash bonus amount for Mr. Spires can not be determined.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
     This table provides information pertaining to all outstanding stock options held by the named executive officers as of June 30, 2007.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	(#)	(#)		Options	Price	Expiration
Name	Exercisable	Unexercisable		(#)	($)	Date
Robert W. Humphreys	62,500	—		—	$11.275	July 5, 2014
President & Chief	125,000	125,000	(1)	—	$13.350	July 3, 2015
Executive Officer	—	30,450	(2)	—	$0.010	August 31, 2007
(Principal Executive Officer)

Deborah H. Merrill	2,000	—		—	$11.275	July 5, 2014
Vice President, Chief	6,000	6,000	(1)	—	$13.350	July 3, 2015
Financial Officer & Treasurer	10,000	20,000	(1)	—	$17.240	July 3, 2015
(Principal Financial Officer)	—	9,048	(2)	—	$0.010	August 31, 2007

Martha M. Watson	8,000	—		—	$11.275	July 5, 2014
Vice President & Secretary	28,000	28,000	(1)	—	$13.350	July 3, 2015
	—	9,048	(2)	—	$0.010	August 31, 2007

David R. Palmer	6,000	12,000	(1)	—	$17.240	July 3, 2015
Vice President & Assistant	—	870	(2)	—	$0.010	August 31, 2007
Treasurer

Kenneth D. Spires	14,000	—		—	$11.275	July 5, 2014
President, M. J. Soffe Co.	35,000	35,000	(1)	—	$13.350	July 3, 2015
	—	11,136	(2)	—	$0.010	August 31, 2007

(1)	Options under the Option Plan vest 50% on July 3, 2008 and 50% on July 3, 2009.

(2)	Options under the Award Plan vest when the Company files its Form 10-K for the fiscal year ended June 30, 2007
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007
     None of the named executive officers exercised stock options in 2007.

SEVERANCE AND CHANGE IN CONTROL BENEFITS
     The following table sets forth the specific potential payments that would be made to the named executive officers upon termination or a change in control as of June 30, 2007. Mr. Humphreys does not have an employment agreement. The potential payments under employment agreements for Ms. Merrill, Ms. Watson, Mr. Palmer and Mr. Spires are described in more detail under the heading “Employment Agreements and Severance and Change in Control Benefits” in this proxy.
Robert W. Humphreys

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($) (4)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$242,308	—	—	—	—	—
Short-Term Incentive	—	—	—	—	—	—	—
Long-Term Incentive
- Award Plan (1)	—	—	—	$966,635	$966,635	$966,635	$966,635
- Option Plan (2)	—	—	—	$600,000	$600,000	—	—
Benefits and Perquisites
Insurance Benefits	—	$2,153	—	—	—	—	—
Outplacement Services	—	—	—	—	—	—	—

(1)	The Award Plan stipulates that all outstanding options vest immediately upon change in control. In addition, the Award Plan has provisions that in case of death or disability, the participant receives a pro-rata share of the options based on the number of days earned in the performance period. The estimated value of the Award Plan is calculated based upon the number of unexercisable shares under the Award Plan at June 30, 2007 multiplied by $18.14, which is the closing price of our company stock on June 29, 2007 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that our company pays on the Award Plan.

(2)	The Option Plan stipulates that all outstanding options vest immediately upon change in control. The estimated value of the Option Plan is calculated as the number of unexercisable shares under the Option Plan at June 30, 2007 multiplied by the difference between $18.15, the closing price of our company stock on June 29, 2007, and the weighted average exercise price of the unexercisable options.

(3)	Our company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 30, 2007, no retirement benefits are available.

(4)	As Mr. Humphreys does not have an employment agreement, his termination benefits are based on years of service pursuant to the company’s normal severance plan afforded to all salaried employees.

Deborah H. Merrill

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$180,000	—	$180,000	—	$90,000	$90,000
Short-Term Incentive	—	$82,260	—	$82,260	—	—	—
Long-Term Incentive
- Award Plan (1)	—	—	—	$287,229	$287,229	$287,229	$287,229
- Option Plan (2)	—	—	—	$47,000	$47,000	—	—
Benefits and Perquisites
Insurance Benefits	—	$3,577	—	$3,577	—	—	$1,789
Outplacement Services	—	$5,000	—	$5,000	—	—	—

(1)	The Award Plan stipulates that all outstanding options vest immediately upon change in control. In addition, the Award Plan has provisions that in case of death or disability, the participant receives a pro-rata share of the options based on the number of days earned in the performance period. The estimated value of the Award Plan is calculated based upon the number of unexercisable shares under the Award Plan at June 30, 2007 multiplied by $18.14, which is the closing price of our company stock on June 29, 2007 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that our company pays on the Award Plan.

(2)	The Option Plan stipulates that all outstanding options vest immediately upon change in control. The estimated value of the Option Plan is calculated as the number of unexercisable shares under the Option Plan at June 30, 2007 multiplied by the difference between $18.15, the closing price of our company stock on June 29, 2007, and the weighted average exercise price of the unexercisable options.

(3)	Our company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 30, 2007, no retirement benefits are available.
Martha M. Watson

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$175,000	—	$175,000	—	$87,500	$87,500
Short-Term Incentive	—	$68,550	—	$68,550	—	—	—
Long-Term Incentive
- Award Plan (1)	—	—	—	$287,229	$287,229	$287,229	$287,229
- Option Plan (2)	—	—	—	$134,400	$134,400	—	—
Benefits and Perquisites
Insurance Benefits	—	$3,577	—	$3,577	—	—	$1,789
Outplacement Services	—	$5,000	—	$5,000	—	—	—

(1)	The Award Plan stipulates that all outstanding options vest immediately upon change in control. In addition, the Award Plan has provisions that in case of death or disability, the participant receives a pro-rata share of the options based on the number of days earned in the performance period. The estimated value of the Award Plan is calculated based upon the number of unexercisable shares under the Award Plan at June 30, 2007 multiplied by $18.14, which is the closing price of our company stock on June 29, 2007 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that our company pays on the Award Plan.

(2)	The Option Plan stipulates that all outstanding options vest immediately upon change in control. The estimated value of the Option Plan is calculated as the number of unexercisable shares under the Option Plan at June 30, 2007 multiplied by the difference between $18.15, the closing price of our company stock on June 29, 2007, and the weighted average exercise price of the unexercisable options.

(3)	Our company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 30, 2007, no retirement benefits are available.

David R. Palmer

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$37,500	—	$37,500	—	$75,000	$75,000
Short-Term Incentive	—	$11,425	—	$11,425	—	—	—
Long-Term Incentive
- Award Plan (1)	—	—	—	$27,618	$27,618	$27,618	$27,618
- Option Plan (2)	—	—	—	$10,920	$10,920	—	—
Benefits and Perquisites
Insurance Benefits	—	$894	—	$894	—	—	$1,789
Outplacement Services	—	$5,000	—	$5,000	—	—	—

(1)	The Award Plan stipulates that all outstanding options vest immediately upon change in control. In addition, the Award Plan has provisions that in case of death or disability, the participant receives a pro-rata share of the options based on the number of days earned in the performance period. The estimated value of the Award Plan is calculated based upon the number of unexercisable shares under the Award Plan at June 30, 2007 multiplied by $18.14, which is the closing price of our company stock on June 29, 2007 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that our company pays on the Award Plan.

(2)	The Option Plan stipulates that all outstanding options vest immediately upon change in control. The estimated value of the Option Plan is calculated as the number of unexercisable shares under the Option Plan at June 30, 2007 multiplied by the difference between $18.15, the closing price of our company stock on June 29, 2007, and the weighted average exercise price of the unexercisable options.

(3)	Our company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 30, 2007, no retirement benefits are available.
Kenneth D. Spires

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$275,000	—	$275,000	—	$137,500	$137,500
Short-Term Incentive	—	$346,869	—	$346,869	—	—	—
Long-Term Incentive
- Award Plan (1)	—	—	—	$353,512	$353,512	$353,512	$353,512
- Option Plan (2)	—	—	—	$168,000	$168,000	—	—
Benefits and Perquisites
Insurance Benefits	—	$7,648	—	$7,648	—	—	$3,824
Outplacement Services	—	$5,000	—	$5,000	—	—	—

(1)	The Award Plan stipulates that all outstanding options vest immediately upon change in control. In addition, the Award Plan has provisions that in case of death or disability, the participant receives a pro-rata share of the options based on the number of days earned in the performance period. The estimated value of the Award Plan is calculated based upon the number of unexercisable shares under the Award Plan at June 30, 2007 multiplied by $18.14, which is the closing price of our company stock on June 29, 2007 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that our company pays on the Award Plan.

(2)	The Option Plan stipulates that all outstanding options vest immediately upon change in control. The estimated value of the Option Plan is calculated as the number of unexercisable shares under the Option Plan at June 30, 2007 multiplied by the difference between $18.15, the closing price of our company stock on June 29, 2007, and the weighted average exercise price of the unexercisable options.

(3)	Our company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 30, 2007, no retirement benefits are available.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information about securities issuable under our equity compensation plans as of June 30, 2007.

Number of securities
		Weighted-average	remaining available for
	Number of securities to	exercise price of	future issuance under equity
	be issued upon exercise	outstanding	compensation plans
	of outstanding options,	options, warrants	(excluding securities reflected
Plan Category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	903,416	$12.06	749,562

Total	903,416	$12.06	749,562

     Under the Stock Option Plan, options may be granted covering up to 2,000,000 shares of common stock. Options are granted by the compensation grants committee of our board of directors to our officers and key and middle level executives for the purchase of our stock at prices not less than the fair market value of the shares on the date of grant.
     Under the Incentive Stock Award Plan, the compensation grants committee of our board of directors has the discretion to grant awards for up to an aggregate maximum of 800,000 common shares. The Award Plan authorizes the committee to grant to our officers and key and middle level executives rights to acquire common shares at a cash purchase price of $0.01 per share.

2007 NON-EMPLOYEE DIRECTOR COMPENSATION
     The following table presents the total compensation of our Board of Directors for fiscal year 2007. The amounts included in this “Stock Awards” column represents the compensation cost that was recognized in fiscal year 2007 related to non-option stock awards in accordance with Statement of Financial Accounting Standards 123R.

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards ($)	Total ($)

David S. Fraser	$17,250	$13,613	$30,863

William F. Garrett	$18,500	$13,613	$32,113

Elizabeth J. Gatewood	$3,750	$3,394	$7,144

Dr. Max Lennon	$20,750	$13,613	$34,363

Philip J. Mazzilli, Jr.	$17,000	$13,613	$30,613

E. Erwin Maddrey, II	$18,500	$13,613	$32,113

Buck A. Mickel	$18,000	$13,613	$31,613

David T. Peterson	$18,500	$13,613	$32,113
Compensation of Directors
     Each of our non-employee Directors received an annual cash retainer of $15,000 and received 750 shares of our common stock for fiscal year 2007 pursuant to our 2004 Non-Employee Director Stock Plan, except that Elizabeth J. Gatewood became a director on March 23, 2007 and received a prorated annual cash retainer and stock grant for fiscal year 2007. Our Board members were also paid an annual fee for committee meetings. Each audit committee member was paid a fee of $2,000 ($3,000 for the committee chair), and each of the compensation, compensation grants and corporate governance committee members was paid a fee of $1,500 ($2,000 for the committee chair). Each director was also reimbursed for reasonable travel expenses in attending each meeting.
     For fiscal year 2008, we expect the annual cash retainer to each non-officer Board member to be $18,000 and pursuant to the 2004 Non-Employee Director Stock Plan, each director would receive 850 shares of our company’s common stock. We expect payments for committee meetings in fiscal year 2008 to be the same as in fiscal year 2007, except the audit committee chair will be paid a fee of $5,000 and audit committee members will be paid a fee of $3,000.
     Directors who are also employees of our company do not receive additional compensation for their service as directors.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table sets forth certain information as of September 14, 2007, regarding the beneficial ownership of our common stock by (i) persons beneficially owning more than five percent of our common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

FMR Corporation (1) Edward C. Johnson Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	971,308	11

Dimensional Fund Advisors LP (2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	723,019	8.5

Franklin Resources, Inc. (3) Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	680,000	8

Royce & Associates (4) 1414 Avenue of the Americas Ninth Floor New York, NY 10019	587,278	7

E. Erwin Maddrey, II (5) 233 North Main Street, Suite 200 Greenville, SC 29601	782,652	9.2

Buck A. Mickel (6)(7) Post Office Box 6847 Greenville, SC 29606	685,166	8.0

Micco Corporation (7) Post Office Box 6847 Greenville, SC 29606	493,852	5.8

Minor M. Shaw (7)(8) Post Office Box 6847 Greenville, SC 29606	643,732	7.5

Charles C. Mickel (7)(9) Post Office Box 6847 Greenville, SC 29606	641,320	7.5

David S. Fraser (10)	5,678	(*	)

William F. Garrett (10)	5,046	(*	)

Elizabeth J. Gatewood (11)	188	(*	)

Robert W. Humphreys (12)	534,882	6.2

Dr. Max Lennon (10)	15,904	(*	)

Deborah H. Merrill (13)	32,048	(*	)

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

David R. Palmer (14)	13,430	(*	)

David Peterson (10)	8,826	(*	)

Kenneth D. Spires (15)	122,056	1.4

Martha M. “Sam” Watson (16)	95,012	1.1

All current directors and executive officers as a group (12 persons) (17)	2,481,010	28.2

(1)	The information set forth above is based on a Schedule 13F-HR that was filed by FMR Corporation (“FMR”) with the Securities and Exchange Commission on August 17, 2007 with respect to our common stock. In Amendment No. 5 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 17, 2007 with respect to the company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 859,700 shares. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement with the other holders of all of the other Class B shares under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	The number of shares currently held by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”) is based on a Schedule 13F-HR that was filed by Dimensional with the Securities and Exchange Commission on August 23, 2007. In the Schedule 13F-HR, Dimensional reported that it has sole voting power with respect to 715,919 of these shares, and no voting power as to 7,100 of these shares. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 1, 2007, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of our company’s common stock were owned by such investment companies, trusts or accounts. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities.

(3)	The information set forth above is based on a Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 9, 2007 with respect to our company’s common stock. In Amendment No. 3 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on February 10, 2004 with respect to our company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(4)	The information set forth above is based on a Schedule 13F-HR that was filed by Royce & Associates, LLC with the Securities and Exchange Commission on August 1, 2007 with respect to our common stock. In Amendment No. 7 to Schedule 13G that was filed by Royce with the Securities and Exchange Commission on January 19, 2007 with respect to the company’s common stock, Royce reported that it has sole power to vote and/or dispose of the shares disclosed above.

(5)	Mr. Maddrey is the chairman of the board and a director of Delta Apparel, Inc.. The number of shares shown as beneficially owned by Mr. Maddrey includes 172,588 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership. The number of shares shown as beneficially owned in the table above includes 750 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 30, 2007 and were awarded on August 31, 2007, the date the company filed its Form 10-K for the fiscal year ended June 30, 2007.

(6)	Buck A. Mickel is a director of Delta Apparel, Inc.. The number of shares shown as beneficially owned by Buck A. Mickel includes 187,814 shares directly owned by him, all of the 493,852 shares owned by Micco Corporation, and 3,500 shares held by him as custodian for a minor. Buck A. Mickel disclaims beneficial ownership with respect to the 3,500 shares of Delta Apparel’s common stock held by him as custodian for a minor. The number of shares shown as beneficially owned in the table above includes 750 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 30, 2007 and were awarded on August 31, 2007, the date the company filed its Form 10-K for the fiscal year ended June 30, 2007.

(7)	Micco Corporation owns 493,852 shares of Delta Apparel’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Buck A. Mickel (a director of the company), Minor M. Shaw and Charles C. Mickel, who are siblings. Each of them is an officer and director of Micco Corporation, and each of them disclaims beneficial ownership of two thirds of the Delta Apparel shares owned by Micco Corporation.

(8)	The number of shares shown as beneficially owned by Minor M. Shaw includes 149,880 shares owned by her directly, and all of the 493,852 shares owned by Micco Corporation.

(9)	The number of shares shown as beneficially owned by Charles C. Mickel includes 146,064 shares owned by him directly, 1,404 shares held by him as custodian for his children, 40 shares owned by his wife and all of the 493,852 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership with respect to the 40 shares owned by his wife and to the 1,404 shares of the held by him as custodian for his children.

(10)	The number of shares shown as beneficially owned in the table above includes 750 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 30, 2007 and were awarded on August 31, 2007, the date the company filed its Form 10-K for the fiscal year ended June 30, 2007.

(11)	The number of shares shown as beneficially owned in the table above includes 188 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 30, 2007 and were awarded on August 31, 2007, the date the company filed its Form 10-K for the fiscal year ended June 30, 2007.

(12)	Robert W. Humphreys is President and Chief Executive Officer and a director of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 187,500 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(13)	Deborah H. Merrill is Vice President, Chief Financial Officer and Treasurer of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 18,000 shares subject to options exercisable within 60 days of record date for the annual meeting.

(14)	David R. Palmer is Vice President of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 6,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(15)	Kenneth D. Spires is President of M. J. Soffe Co, a wholly-owned subsidiary of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 49,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(16)	Martha M. “Sam” Watson is Vice President and Secretary of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 36,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(17)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

(*)	Less than one percent.
Section 16(a) Beneficial Ownership Reporting Compliance
     The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to our Directors, executive officers, and 10% holders were satisfied during fiscal year 2007, except for a late Form 3 filing by Elizabeth J. Gatewood.

OTHER BUSINESS
     We are not aware of any other matters that will be presented at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the proxy holders.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Martha M. Watson Secretary
Duluth, Georgia
September 24, 2007

APPENDIX A
DELTA APPAREL, INC.
SHORT-TERM INCENTIVE COMPENSATION PLAN
ARTICLE I. PURPOSE
     The purpose of the Plan is to recognize and reward those employees of Delta Apparel, Inc. (the “Company”) who contribute substantially to the achievement of short-term, strategic objectives of the Company and to aid in attracting and retaining employees.
ARTICLE II. DEFINITIONS
“Board” means the Board of Directors of Delta Apparel, Inc.
“CEO” means the Chief Executive Officer of Delta Apparel, Inc.
“Code” means the Internal Revenue Code of 1986, as amended, including any regulations promulgated thereunder and any successor provisions.
“Committee” means such committee of the Board as the Board may designate to administer the Plan; provided that the Committee shall consist of no less than two directors and each member of the Committee shall be an “outside director” as defined in accordance with regulations promulgated under Section 162(m) of the Code (or any successor provision.)
“Company” means Delta Apparel, Inc., a Georgia corporation.
“Compensation Limit” shall have the meaning set forth in Section 5.3.
“Covered Employee” means a “covered employee” as defined by Section 162(m) of the Code (or any successor provision) and the regulations promulgated thereunder.
“Participant” means an employee of the Company or one of its Subsidiaries who is designated as a Participant by the Committee with respect to a Performance Period.
“Performance Criteria” means total stockholder return; revenues, sales, net income, EBIT, EBITDA, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders’ equity; debt/equity ratio; working capital; safety; quality; the Company’s financial performance or the performance of the Company’s stock versus peers; cost reduction; productivity; market mix; or economic value added, in each case determined in accordance with generally accepted accounting principles (“GAAP”).
“Performance Period” means the Company’s fiscal year or any other period designated by the Committee.
“Performance Goals” shall have the meaning set forth in Section 5.1.
“Plan” means this Short-Term Incentive Compensation Plan.
“Subsidiary” means a legal entity of which the Company owns directly or indirectly at least 50% of the equity interests.
“Subsidiary Goal” shall have the meaning set forth in Section 6.3.

ARTICLE III. ADMINISTRATION
     3.1 Administration. The Plan shall be administered by the Committee. The Committee shall have all authority necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the exclusive right and discretion to (i) interpret the Plan, construe any ambiguous provisions of the Plan, and resolve any ambiguities regarding the application of the provisions of the Plan to any particular set of circumstances; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for and the amount of any compensation payable under the Plan; (iv) establish, revise and administer Performance Goals under the Plan and certify whether or to what extent they are attained; (v) establish, amend and rescind from time to time procedures and rules to aid in the administration of the Plan; and (vi) make any and all determinations necessary or advisable for the administration, interpretation and application of the Plan. All actions taken by the Committee under the Plan shall be final, conclusive and binding upon the Company, its Subsidiaries, its shareholders, the employees of the Company and its Subsidiaries, and all persons having any right or interest in or under the Plan.
     3.2 Liability of Committee Members; Indemnification. No member of the Committee shall be liable for any act or omission in connection with the execution of the member’s duties or the exercise of the member’s discretion under the Plan, except when such acts or omissions represent gross negligence or willful misconduct. To the extent permitted by the Company’s bylaws and applicable law, the Company shall defend and hold harmless each such person from any and all claims, losses, damages, expenses (including legal expenses and attorneys’ fees) and liabilities (including any amounts paid in settlement with the approval of the Board of Directors) arising from any act or omission with respect to the Plan, except when such acts or omissions represent gross negligence or willful misconduct.
ARTICLE IV. ELIGIBILITY
     4.1 Eligibility to Become a Participant. All employees of the Company and its Subsidiaries are eligible to become Participants. Directors of the Company and its Subsidiaries who are not employees of the Company or one of its Subsidiaries are not eligible to be designated as Participants.
     4.2 Designation of Participants. Prior to commencement of each Performance Period, the CEO shall submit to the Committee the CEO’s non-binding recommendations as to which employees of the Company and its Subsidiaries should be Participants for the Performance Period. Prior to the commencement of the Performance Period, the Committee, in its sole discretion, shall designate the employees of the Company and its Subsidiaries who will be Participants with respect to such Performance Period. Participants shall be identified by name and/or by an objective classification (for example, all salaried employees). The fact that an employee is designated a Participant for a Performance Period does not entitle such employee to receive any compensation under the Plan; the determination as to whether or not a Participant will receive any compensation pursuant to the Plan shall be determined solely in accordance with Article V and Article VI.
ARTICLE V. PERFORMANCE GOALS;
INCENTIVE COMPENSATION FORMULAS
     5.1 Establishment of Performance Goals. Not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five percent (25%) of the Performance Period has elapsed), the Committee shall establish in writing one or more performance goals (“Performance Goals") for the Performance Period for every individual who is a Participant with respect to such Performance Period. Performance Goals shall be based on one or more of the Performance Criteria and may be based on either the performance of the Company over the Performance Period or, if the Participant is employed by a Subsidiary or division of the Company during the Performance Period, the performance during the Performance Period of such Subsidiary or division. The Committee may establish difference Performance Goals, and may base Performance Goals on different Performance Criteria, for different Participants and/or different classes of Participants. Each Performance Goal established shall be an objective goal (meaning that a third party having knowledge of the relevant facts would be able to determine whether the Performance Goal has been met.)
     5.2 Calculation of Incentive Compensation. Not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five percent (25%) of the Performance Period has elapsed), the Committee shall also establish in writing, with respect to each Performance Goal established, the formula or method for determining the amount of compensation payable if the Performance Goal is met to Participants for whom the Performance Goal has been established. The formula or method must be objective (meaning that a third party having knowledge of the relevant facts would be able to determine the amount of compensation payable to each affected Participant if the Performance Goal is met.) The formula or method shall specify the individual Participant(s) or class(es) of Participants to which it applies.
     5.3 Limitation on Incentive Compensation. Regardless of the formula or method established by the Committee pursuant to Section 5.2, in no event shall any Participant be entitled to receive compensation pursuant to the Plan in excess of $1,500,000 during any calendar year (the “Compensation Limit”).
ARTICLE VI. PAYMENT
     6.1 Payment. No payment under the Plan shall be made to any Participant unless and until the Committee certifies in writing that the relevant Performance Goal(s) and any other material preconditions to such payment were in fact satisfied. The Company shall make payments to Participants as soon as reasonably practicable after the Committee has made the foregoing certification in writing; provided that a Participant may elect to defer part or all of any payments to which the Participant is entitled under the Plan to the extent, if any, permitted and provided for by any deterred compensation plan or program that the Company or one of its Subsidiaries may elect to establish and maintain. Neither the Company nor its Subsidiaries nor any of their officers, directors, employees or agents makes any representation as to the tax treatment of any such deferred payments. Payments under the Plan may be subject to such terms and conditions (including terms regarding vesting and forfeiture) as the Committee may establish in writing not later than 90 days after the commencement of a Performance Period (and in any event prior to the date when twenty-five (25%) of the Performance Period has elapsed), provided that such terms and conditions do not conflict with the terms of the Plan. All payments under the Plan shall be in cash.
     6.2 Termination of Employment. Unless the Committee expressly provides otherwise in writing, no Participant shall be entitled to any payment under the Plan with respect to a Performance Period if the Participant at any time during the Performance Period is not an employee of either the Company or one of its Subsidiaries. Notwithstanding the preceding sentence, unless the Committee expressly provides otherwise in writing, if the Participant ceases to be an employee of either the Company or one of its Subsidiaries during the Performance Period due to the Participant’s retirement (provided that the Participant is at least age 62), death or permanent and total disability (as defined in Code Section 22(e)(3)), the Participant shall be entitled to a percentage portion of the payment, if any, that the Participant would have been entitled to had the Participant remained employed by the Company or one of its Subsidiaries throughout the Performance Period, where the percentage shall be the percentage of the Performance Period during which the Participant was an employee of the Company or one of its Subsidiaries.
     6.3 Transfer of Employment within Corporate Group. If a Participant would be entitled to compensation based on attainment of a Performance Goal relating to the performance of the Subsidiary or division of the Company (a “Subsidiary Goal”) employing the Participant at the commencement of the Performance Period and during the Performance Period the Participant ceases to be employed by such Subsidiary or division but remains an employee of the Company or another Subsidiary or division throughout the remainder of the Performance Period, the Participant shall only be entitled to a percentage portion of the payment, if any, that the Participant would have been entitled to based on the attainment of the Subsidiary Goal (absent this Section 6.3) had the Participant remained employed by the Subsidiary or division that employed the Participant at the commencement of the Performance Period; the percentage shall be the percentage of the Performance Period during which the Participant was an employee of the Subsidiary or division, as the case may be, to which the Subsidiary Goal related.
     6.4 Liability for Incentive Compensation Payments. The Company or the Subsidiary, as the case may be, that employed the Participant at the commencement of a Performance Period shall be solely liable for any payments due to a Participant under the Plan with respect to such Performance Period.
ARTICLE VII. MISCELLANEOUS
     7.1 No Assignment, etc. No compensation that may be payable under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance.
     7.2 No Right, Title or Interest in Company Assets. To the extent that any person acquires a right to receive payments from the Company or one of its Subsidiaries under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company or the Subsidiary, as the case may be, and such person shall not have any rights in or against any specific assets of the Company or any of its Subsidiaries.
     7.3 No Right to Employment. Participation in the Plan with respect to any Performance Period shall not give any person any right to remain in the employ of the Company or any of its Subsidiaries during such Performance Period or at any other time nor shall it give any person the right to be a Participant with respect to any other Performance Period. Neither this Plan nor any document referring to or created in connection with this Plan in any way shall affect the right of the Company and its Subsidiaries to terminate any employee at any time for any reason or no reason.
     7.4 Amendment and Termination. Subject to applicable law, the Board may at any time, with or without notice, amend, suspend or terminate the Plan, provided that no amendment that would require shareholder approval pursuant to Section 7.5 shall be effective without such shareholder approval.
     7.5 Section 162(m) Compliance. All compensation payable under the Plan to any Participant who is a Covered Employee is intended to qualify as “performance-based compensation” exempt from the $1,000,000 limitation on the deductibility of certain employee compensation set forth in Section 162(m) of the Code. With respect to each Participant who is a Covered Employee and notwithstanding any other provision of the Plan, all Performance Goals, formulas or methods for determining compensation payable upon the attainment of a Performance Goal, other terms and conditions regarding the payment of compensation under the Plan and any actions taken with respect to or affecting each such Participant in connection with the Plan shall be established or taken in such a manner that all compensation payable to a Participant who is a Covered Employee will be exempt from the deduction limitation of Section 162(m). In the event that any provision of the Plan would cause compensation payable to a Covered Employee to be subject to the deduction limitation established by Section 162(m), that provision shall be deemed amended to the extent necessary to permit such compensation to be exempt from the deduction limitation established by Section 162(m).
     7.6 Tax Withholding. The Company and its Subsidiaries shall have the right to deduct and withhold from all payments under the Plan all sums required to be withheld by any applicable tax laws and regulations with respect to the payment of any compensation under the Plan.
     7.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that such laws may be preempted by federal law.

     7.8 Effective Date; Term. The Plan shall be effective as of June 1, 2000 and shall remain in effect until terminated by the Board; provided that the Plan shall terminate immediately following the first regularly scheduled meeting of the shareholders of the Company occurring more than 12 months after the date that the Company first becomes a publicly held corporation if the Plan has not been approved by the shareholders of the Company at or prior to such meeting.

ANNUAL MEETING OF SHAREHOLDERS OFDELTA APPAREL, INC.November 8, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided. 20830303000000000000 2110807THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xFOR AGAINST ABSTAIN1. Election of Directors: 2. Proposal to re-approve the Company’s Short-Term Incentive Compensation Plan.NOMINEES:FOR ALL NOMINEES O D. S. FraserO W. F. Garrett3. Proposal to approve an amendment to the Company’s articles ofWITHHOLD AUTHORITY O E. J. Gatewoodincorporation to provide for majority voting for Directors inFOR ALL NOMINEES O R. W. Humphreysuncontested elections. O M. Lennon FOR ALL EXCEPT O E. E. Maddrey ll(See instructions below)O B. A. Mickel 4. Proposal to ratify selection of Ernst & Young LLP as independent O D. Peterson registered public accounting firm of Delta Apparel, Inc. for fiscal year 2008.5. At their discretion upon such other matters as may properly come before the meeting and any adjournment.A majority of said attorneys and proxies who shall be present and acting as such at INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” the meeting or any adjournment or adjournments thereof (or, if only one such attorney and fill in the circle next to each nominee you wish to withhold, as shown here: and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 24, 2007 and the Proxy Statement furnished therewith.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 14

DELTA APPAREL, INC. ANNUAL MEETING, NOVEMBER 8, 2007 The undersigned shareholder of Delta Apparel, Inc. a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Deborah H. Merrill, and E. Erwin Maddrey ll, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 8, 2007 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote as specified on the reverse side hereof. This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for the approval of proposals 2, 3 and 4. (Continued and to be signed on the reverse side.)